Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-213808 and 333-202103) and Form S-8 (No. 333-215781) of Manitex International, Inc. and Subsidiaries of our report dated March 9, 2017, relating to our audits of the consolidated financial statements and effectiveness of internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2016.

/s/ UHY LLP
UHY LLP

Sterling Heights, Michigan

March 9, 2017